EXHIBIT 5.1

August 30, 2023

Flora Growth Corp.

3406 SW 26th Terrace, Suite C-1

Fort Lauderdale, Florida

33312

Re: Flora Growth Corp.

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Flora Growth Corp., an Ontario corporation (the "Corporation"), in connection with the preparation of a Pre-Effective Amendment No. 1 to a Shelf Registration Statement on Form S-3, including the prospectus constituting a part thereof (the "Registration Statement"), being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Corporation's offering of up to an aggregate of US$80,000,000 of any combination of: (i) common shares in the capital of the Corporation ("Common Shares"); (ii) warrants to purchase Common Shares ("Warrants"); (iii) purchase units consisting of Common Shares and Warrants ("Units"); and (iv) the Common Shares that may be issued upon the exercise of the Warrants ("Warrant Shares") or in connection with the Units, as applicable. The Common Shares, Warrants and Units are referred to herein collectively as the "Securities". We understand that the Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Securities Act.

Documents Reviewed

For the purposes of this opinion, we have examined and relied on, among other things, the following:

(a)	the Registration Statement;

(b)	a certificate of even date herewith of the Chief Financial Officer of the Corporation with respect to certain factual matters and enclosing certified copies of, inter alia, the constating documents and by-laws of the Corporation and resolutions passed by the directors of the Corporation that relate to the Registration Statement and the actions to be taken in connection therewith (the "Officer's Certificate"); and

(c)	a certificate of status dated August 24, 2023 issued by the Ministry of Government and Consumer Services (Ontario) in respect of the Corporation (the "Certificate of Status").

In preparation for the delivery of this opinion, we have examined the above-mentioned documents and we have examined all such other documents and made such other investigations as we consider relevant and necessary in order to give this opinion. In particular, we have not reviewed, and express no opinion on, any document that is referred to or incorporated by reference into the documents reviewed by us. As to various questions of fact material to this opinion which we have not independently established, we have examined and relied upon, without independent verification, certificates of public officials and officers of the Corporation including, without limitation, the Officer's Certificate and the Certificate of Status.

For purposes of the opinion set forth below, we have assumed:

(a)	the legal capacity of all individuals;

(b)	the genuineness of all signatures on, and the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied, photostatic, electronically transmitted copies (including commercial reproductions);

(c)	the identity and capacity of any person acting or purporting to act as a corporate or public official;

(d)	the accuracy and completeness of all information provided to us by public officials or offices of public record;

(e)	the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including the Officer's Certificate);

(f)	the accuracy and completeness of the minute books and all other corporate records of the Corporation reviewed by us;

(g)	the Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws, and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(h)	that at the time of the execution and delivery of any definitive purchase, underwriting, agency or similar agreement between the Corporation and any third party pursuant to which any of the Securities may be issued (a "Securities Agreement") and at the time of the issuance and sale of any of the Securities, the Securities Agreement will have been duly authorized, executed and delivered by the Corporation and the other parties thereto, such agreement will be the valid and legally binding obligation of the Corporation and the other parties thereto, enforceable against such parties in accordance with its terms, and the performance by the Corporation of its obligations thereunder will have been duly and validly approved;

(i)	the taking by the Corporation of all necessary corporate action to authorize and approve the issuance of any Securities, the terms of the offering thereof and related matters (the "Authorizing Resolutions") prior to or as at the time the Securities are offered or issued as contemplated by the Registration Statement;

(j)	the effectiveness of the Registration Statement (including any post-effective amendments) under the Securities Act, that such effectiveness shall not have been terminated or rescinded, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws, each as at the time the Securities are offered or issued as contemplated by the Registration Statement;

(k)	an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(l)	that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation;

(m)	the facts stated in the Certificate of Status continue to be true and correct as of the date hereof; and

(n)	the facts stated in the Certificate of Status and the Officer's Certificate shall continue to be true and correct as at the date of completion of any offering of Securities.

We have not undertaken any independent investigation to verify the accuracy of any of the foregoing assumptions.

When our opinion refers to Common Shares or Warrant Shares to be issued as being "fully paid and non-assessable", such opinion indicates that the holder of such Common Shares or Warrant Shares cannot be required to contribute any further amounts to the Corporation by virtue of his, her or its status as holder of such Common Shares or Warrant Shares, either in order to complete payment for the Common Shares or Warrant Shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to the adequacy of any consideration received for such Common Shares or Warrant Shares.

We are qualified to practise law only in the Province of Ontario. Our opinion below is limited to the existing laws of the Province of Ontario and the federal laws of Canada applicable therein as of the date of this opinion and should not be relied upon, nor are they given, in respect of the laws of any other jurisdiction. In particular, we express no opinion as to United States federal or state securities laws or any other laws, rule or regulation, federal or state, applicable to the Corporation.

In rendering our opinion in paragraph 1 below as to the valid existence of the Corporation, we have relied solely on the Certificate of Status.

Based and relying upon and subject to the foregoing and the qualifications expressed below, we are of the opinion that:

1.	The Corporation is a corporation existing under the Business Corporations Act (Ontario) and has not been dissolved.

2.	The Common Shares (including any Common Shares partially comprising Units) will be duly authorized by all necessary corporate action on the part of the Corporation and, upon payment and delivery in accordance with the applicable Securities Agreement and Prospectus Supplement, will be validly issued, fully paid and non-assessable.

3.	The Warrants (including any Warrants partially comprising Units) will be duly authorized and, when issued and sold in accordance with and in the manner described in the applicable Securities Agreement and Prospectus Supplement, will be authorized, created and validly issued by the Corporation.

4.	The Warrant Shares to be issued pursuant to the exercise of the Warrants (including any Warrants partially comprising Units) will be set aside and reserved for issuance and conditionally allotted for issuance to holders of such Warrants and such Warrant Shares will, when issued in accordance with the terms of the Warrants and in the manner described in the applicable Securities Agreement and Prospectus Supplement against payment of the exercise price therefor, be validly issued as fully paid and non-assessable shares in the capital of the Corporation.

We understand that the Corporation intends to issue the Securities from time to time on a delayed or continuous basis and that prior to issuing any Securities the Corporation will afford us an opportunity to review the Authorizing Resolutions and operative documents pursuant to which such Securities are to be issued (including an appropriate Prospectus Supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the reference to our firm's name under the caption "Legal Matters" in the Prospectus included in the Registration Statement and the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

This opinion letter is furnished to you at your request in accordance with the requirements of Item 601 of Regulation S-K in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. No opinion is expressed as to the contents of the Registration Statement, other than the opinions expressly set forth herein. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking or obligation to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

(signed) "Wildeboer Dellelce LLP"